EXHIBIT 23.2

CONSENT OF
BROWN ARMSTRONG PAULDEN McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

December 14, 2006

We consent to the incorporation by reference in this Registration Statement of Foothill Resources, Inc., on Form SB-2, of our report dated March 21, 2006 on the audited financial statements of Brasada Resources, LLC, for the period from inception on December 29, 2005 through December 31, 2005, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION

/s/ Burton H. Armstrong